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                           OFFER TO PURCHASE FOR CASH
                       ANY AND ALL MEMBERSHIP INTERESTS,
                  INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                        ADDITIONAL MEMBERSHIP INTERESTS,
                          (COLLECTIVELY, THE "SHARES")
                                       OF

                                TRIAD PARK, LLC
                                       AT
                              $1.80 NET PER SHARE
                                       BY

                              TPL ACQUISITION, LLC
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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT
               NEW YORK CITY TIME, ON WEDNESDAY, APRIL 29, 1998,
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   April 1, 1998

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated April 1, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by TPL Acquisition, LLC, ("Purchaser"), a Delaware limited liability company managed by Richard C. Blum & Associates, L.P. ("RCBA"), a California limited partnership, to purchase membership interests, including the associated rights to purchase additional membership interests, (collectively, the "Shares") of Triad Park, LLC (the "Company"), at a price of $1.80 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase.

     THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is invited to the following:

          1. The tender price is $1.80 per Share, net to the seller in cash, without interest thereon.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 29, 1998, unless the Offer is extended.

          3. The Offer is being made for any and all outstanding Shares.

          4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration date of the Offer that number of shares that would constitute, when combined with the Shares owned by RCBA and Richard C. Blum as of the date hereof, a majority of all outstanding shares of the Company (the "Minimum Condition"), (ii) redemption or waiver by the
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     Company of its rights plan, and (iii) termination by the Company of the
     Merger Agreement by and among the Company, The Kontrabecki Group, Inc. ("TKG") and TKG Acquisition Company, LLC pursuant to which TKG offered to acquire the Shares of the Company for $1.65125 per Share. The Offer is not conditioned upon the receipt of financing.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions. Except as set forth in Instruction 6 of the Letter of Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          6. The Purchaser will, upon request, reimburse us for customary mailing and handling expenses incurred by us in forwarding the endorsed materials to our clients.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. To the extent the Purchaser becomes aware of any state law that would limit the class of offerees in the Offer, the Purchaser will amend the Offer and, depending on the timing of such amendment, if any, will extend the Offer to provide adequate dissemination of such information to such holders of shares prior to the expiration of the Offer. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer is intended to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
  MEMBERSHIP INTERESTS, TOGETHER WITH RIGHTS TO PURCHASE ADDITIONAL MEMBERSHIP
             INTERESTS (COLLECTIVELY, "SHARES") OF TRIAD PARK, LLC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 1, 1998, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), in connection with the Offer by TPL Acquisition LLC (the "Purchaser"), a Delaware limited liability company managed by Richard C. Blum & Associates, L.P., a California limited partnership, to purchase all membership interests, together with associated rights to purchase additional membership interests, (collectively, the "Shares"), of Triad Park, LLC, a Delaware limited liability company (the "Company"), at a price equal to $1.80 per Share, net to the seller in cash.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

                                            Number of Shares to be Tendered*:

                                                                          Shares
                                            -----------------------------
                                            Account Number:

                                            ------------------------------------
                                            Dated:
                                            ------------------------------------

                                                         SIGN HERE

                                            ------------------------------------
                                                        Signature(s)

                                            ------------------------------------
                                                Please type or print name(s)

                                            ------------------------------------
                                            Please type or print address(es)
                                                            here

                                            Area Code and Telephone Number

                                            ------------------------------------

                                            Taxpayer Identification or
                                            Social Security Number(s)

                                            ------------------------------------

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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